Exhibit 10.16
Memorandum
(unofficial English Translation)

Party A: Heilongjiang Senyu Animal Husbandry Co., Ltd.
Legal Representative: Shang Zhenyu

Party B: Harbin Golden Lotus Inc.
Legal Representative: Li Xinqiang

Party C: Heilongjiang Wangda Feedstuff Inc.
Legal Representative: Dou Beijun

During the performance of the Cooperation Agreement entered into by and between Party A and Party C on October 11, 2007 and the Swine Exclusive Sales Contract entered into by and between Party A and Party B, the three parties agrees that, in order to ensure the "Company Base + Farmers" production mode go on wheels, regarding the details on executing the mode, Party A, Party B and Party C enter into the memorandum as follows:

Article 1
After sale of breeding pigs, Party B shall notify Party C with Information Contact Form, which shall includes addresses and telephone of the farmers Party B agrees to sell feedstuff in credit, as well as the quantity, days, weight and variety of the breeding pigs.

Article 2
After receiving the Information Contact Form from Party B, Party C shall promptly contact the farmers, check the information of the Information Contact Form with the farmers, and enter into Credit Sales Contract with farmers.  Party C shall establish Customer Service Registration Form, which shall include the detailed information of the customer.  Party C shall also deliver feedstuff and make Feedstuff Credit Sales Certificate within 7 days after piglet is born, which shall indicate the quantity, variety, time, batch of the credit sales and other important information and shall be signed by the farmers in order to smoothly complete the delivery work.  The basic content of the Credit Sales Contract shall be confirmed according to the Cooperation Agreement entered into by Party C and Party A.

Article 3
In the last ten-day of each month, Party C shall report to Party A regarding the Feedstuff Advance Payment Plan of next month. Party A shall checking the plan after receiving it; if Party A does not have objection, it shall transfer the feedstuff payment within the first 5 business days of each month.

Article 4
Party C shall make Commercial Pig Repurchase Confirmation Form, which shall include the quantity, weight, amount, time, absent quantity and other information of the repurchasing, the form shall have the signature of the farmer for the parties to check.

Article 5
Before the commercial pigs are repurchased, Party C shall inform Party A the time and place of the repurchasing, and inform Party A the repurchasing amount and quantity of the commercial pigs in the way of Payment Application Form; the personnel of Party A shall arrive the agreed repurchasing place in time, check the weight, quality level, and quantity of the commercial pig and fill such information into Live Pig Repurchase Settlement Certificate, which shall be signed by the personnel of Party A and Party C on spot and of which each party shall have one copy; the certificate shall be used as the settlement evidence between Party A and Party C.

Article 6
The three parties agree that, the confidentiality of all the customer resource of Party B and Party C shall be strictly kept among three parties, if any party breach the contract, such party shall undertake relevant legal liability.

Article 7	This memorandum is a supplementary agreement among the three parties.

Party A, Party B and Party C shall abide by the above articles.

Party A: Heilongjiang Senyu Animal Husbandry Co., Ltd.
(Stamp)
[Stamp of Party A here]

Party B: Harbin Golden Lotus Economy Trade Co., Ltd.
(Stamp)
[Stamp of Party B here]

Party C: Heilongjiang Wangda Feedstuff Co., Ltd.
(Stamp)
[Stamp of Party C here]

Date: March 24, 2008